Exhibit 99.1

CSRA Completes Separation from CSC, Will Begin Trading on the NYSE

·	CSRA completes merger with SRA International, along with planned refinancing and payment of previously announced special dividend

·	Boards declare quarterly dividend of $0.14 per CSC share and $0.10 per CSRA share, aggregating to a 4 percent increase over previous CSC quarterly dividend

·	CSRA Board authorizes share repurchase plan of up to $400 million over three years

Falls Church, VA, Nov. 30, 2015—CSRA Inc. (NYSE: CSRA) today announced that it has completed its separation from CSC (NYSE: CSC) and is now an independent public company trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “CSRA.” Additionally, CSRA completed its planned combination with SRA International, Inc. (SRA). This morning, members of the CSC and CSRA leadership teams will ring the NYSE Opening Bell® to mark the milestone.

CSRA, with 19,000 employees and pro-forma revenues of $5.5 billion, helps U.S. government customers modernize their legacy systems, protect their networks and assets, and improve the effectiveness and efficiency of mission-critical functions. CSC is a leading global IT services company with 56,000 employees in more than 60 countries. CSC leads clients on their digital transformation journeys by providing innovative, next-generation technology solutions that leverage alliance partners, proprietary intellectual property (IP) and extensive domain expertise.

“A little more than six months ago, CSC’s Board of Directors determined that two leading pure-play companies, focused exclusively on their respective customer segments, would best serve the interests of our clients, employees and other stakeholders,” said Mike Lawrie, CSC president and CEO and CSRA chairman. “The debut of CSRA and the completion of the merger with SRA accelerate our transformational goals and enable both CSC and CSRA to drive innovation and better address the demands of the markets they serve. On behalf of both Boards and leadership, I want to thank everyone who helped make today a reality.”

“By combining the former CSC and SRA businesses into CSRA, we have created the leading provider of next generation IT solutions that will really make a difference in how our government serves our country and our citizens,” said Larry Prior, chief executive officer, CSRA. “I am proud of the heritage, culture, and people of both of these great organizations and excited about moving forward together as a single, stronger company dedicated to supporting the important missions of our customers.”

Completion of Separation
Under the terms of the separation agreements, on November 27, 2015, stockholders who held CSC common stock at the close of business on November 18, 2015 (the “Record Date”), received a distribution of one CSRA common share for every one share of CSC common stock held as of the Record Date.

Since November 16, 2015, CSRA shares have traded on a “when issued” basis on the NYSE under the symbol “CSRA WI,” permitting investors to trade the right to receive CSRA shares in the distribution. “When issued” trading of CSRA common shares ended at the close of the market on November 27, 2015. Starting today, the “regular way” trading of CSRA common stock on the NYSE will commence under the symbol “CSRA.”

Payment of Special Dividend
Today CSC and CSRA each paid concurrent special cash dividends which in the aggregate totaled $10.50 per share. Of that $10.50 per share dividend, $2.25 was paid by CSC and $8.25 was paid by CSRA. Payment of each portion of the special dividend was made to holders of CSC common stock on the Record Date who received shares of CSRA common stock in the distribution.

Completion of Merger
This morning, SRA merged with and into a wholly-owned subsidiary of CSRA. In connection with the merger, former SRA shareholders received $390 million in cash and approximately 25 million CSRA shares, constituting approximately 15 percent of the outstanding CSRA common shares. Prior to the merger, SRA was owned by a shareholder group led by Providence Equity Partners and SRA’s founder, Dr. Ernst Volgenau, as well as members of its management team.

Entry into Financing Arrangements
Concurrently with the consummation of the spin-off and the mergers, CSRA entered into definitive agreements providing for approximately $3.5 billion in principal amount of secured indebtedness, of which $1.56 billion was drawn after the spin-off to fund the special dividends, transaction costs and repayment of indebtedness and $1.44 billion was drawn upon consummation of the merger to pay merger consideration and transaction costs and to refinance existing SRA indebtedness.

Approximately $500 million of available credit remains undrawn.

Appointment of CSRA Directors and Officers
Effective November 27, 2015, Mike Lawrie, Keith B. Alexander, Sanju Bansul, Michèle A. Flournoy, Mark Frantz, Nancy Killefer, Sean O’Keefe, Larry Prior and Michael E. Ventling were appointed to CSRA’s Board of Directors, joining Billie Williamson who was appointed earlier as a member of CSRA’s Board and Audit Committee.

Additionally, upon completion of the merger with SRA, the CSRA Board appointed David F. Keffer as chief financial officer and John Reing as chief human resources officer.

Quarterly Cash Dividends and CSRA Share Repurchase Program
CSC’s Board of Directors has declared a regular quarterly cash dividend of $0.14 per share on CSC common stock. The dividend will be paid on January 26, 2016 to CSC stockholders of record at the close of business on January 5, 2016.

CSRA’s Board of Directors has declared a regular quarterly cash dividend of $0.10 per share on CSRA’s common stock. The first quarterly dividend will be paid on January 26, 2016 to CSRA stockholders of record at the close of business on January 5, 2016.

Stockholders who continue to hold both CSC and CSRA shares will receive an increase in quarterly cash dividend of approximately 4 percent from the previous quarterly cash dividends paid by CSC.

CSRA’s Board of Directors authorized up to $400 million for future repurchases of outstanding shares of its common stock, from today’s date through March 31, 2019.

Other Information
The transfer agent and registrar for the CSRA common stock will be ComputerShare Trust Company, N.A. For questions relating to the transfer of shares, stockholders may contact ComputerShare via phone at +1-800-522-6645 or +1-201-680-6578 (for international callers). If shares are held by a bank, broker or other nominee, stockholders should contact that institution directly.

RBC Capital Markets, Guggenheim Securities, and Goldman, Sachs & Co. acted as financial advisors to CSC with regard to the spin-off of CSRA Inc. Guggenheim Securities acted as financial advisor to CSC and CSRA with respect to the merger with SRA, and RBC Capital Markets also provided advice with respect to the SRA merger. Allen & Overy LLP acted as legal advisor to CSC with respect to the spin-off of CSRA and as legal advisor to CSC and CSRA with respect to the merger with SRA. Skadden, Arps, Slate, Meagher, and Flom LLP provided legal advice to CSC with respect to tax-related matters in the spin-off of CSRA from CSC.

Related Press Releases

·	Nov. 4, 2015: CSC Board Approves Proceeding with Spin-Off of U.S. Public Sector Business Under CSRA Inc. Name

·	Aug. 31, 2015: CSC to Combine Government Services Unit with SRA Upon Separation from CSC; Combination will Create Leading Pure-Play Government I.T. Business in the U.S.

·	May 19, 2015: CSC Announces Plan to Separate into Two Independent, Publicly Traded Companies

About CSC
CSC (NYSE: CSC) leads clients on their digital transformation journeys. The company provides innovative next-generation technology services and solutions that leverage deep industry expertise, global scale, technology independence and an extensive partner community. CSC serves leading commercial and international public sector organizations throughout the world. CSC is a Fortune 500 company and ranked among the best corporate citizens. For more information, visit us at www.csc.com.

About CSRA
Every day CSRA (NYSE: CSRA) makes a difference in how the government serves our country and our citizens. We deliver a broad range of innovative, next-generation IT solutions and professional services to help our customers modernize their legacy systems, protect their networks and assets, and improve the effectiveness and efficiency of mission-critical functions for our warfighters and our citizens. Our 19,000 employees understand that success is a matter of perseverance, courage, adaptability and experience. CSRA is headquartered in Falls Church, Virginia and has revenues of approximately $5.5 billion. To learn more about CSRA, visit www.csra.com.
# # #
Contacts
CSC

·	Richard Adamonis, Global Communications, CSC, 862.228.3481, radamonis@csc.com

·	Neil DeSilva, Investor Relations, CSC, 703.641.3000, neildesilva@csc.com

CSRA

·	Lauren Peduzzi, Communications, 571.446.5462, lauren.peduzzi@csra.com

·	Stuart Davis, Investor Relations, 703.641.2267, stuart.davis@csra.com

Forward-looking Statements
All statements in this press release and in all future press releases that do not directly and exclusively relate to historical facts constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements represent CSRA’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside the control of CSRA. These factors could cause actual results to differ materially from such forward-looking statements. For a written description of these factors, see the section titled “Risk Factors” in CSRA’s registration statement on Form 10 and any updating information in subsequent SEC filings. CSRA disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent event or otherwise, except as required by law.